UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 17, 2007

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

On October 15, 2007, World Energy Solutions, Inc. (the “Company”) reached an amicable resolution with a small group of dissident shareholders consisting of Messrs. Mike Prentice, Robert Depalo, Philip G. Flood and Dr. Robert C. Kratz (the “Group”).  The Group filed a Schedule 14A with the Securities and Exchange Commission on October 9, 2007 seeking to take corporate action by written consent.  As a result of the amicable resolution reached with the Company, the Group has agreed to terminate its effort to solicit consents from the Company’s shareholders.  Additionally, the Group has revoked any consents previously submitted to the Company by Mr. Philip G. Flood and other members of the Group.  The Group and the Company’s management look forward to working together toward World Energy Solutions’ future success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  October 17, 2007.

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